Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GlobalSCAPE, Inc. and Subsidiaries:

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Prospectus of GlobalSCAPE, Inc. for the registration of 4,732,000 shares of its common stock and to the incorporation by reference therein pertaining to GlobalSCAPE, Inc. of our report dated February 17, 2006 (April 27, 2006 as to Note 10 and the effects of the restatement) with respect to the consolidated financial statements of GlobalSCAPE, Inc. included in the Annual Report (Form 10-K/A) for the years ended December 31, 2005 and 2004 and to the incorporation by reference therein pertaining to Availl, Inc. of our report dated November 30, 2006 with respect to the financial statements of Availl, Inc. included in the Current Report (Form 8-K/A) for the years ended December 31, 2005 and 2004.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas

December 14, 2006